UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2022

ALLEGRO MICROSYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)
_________________

Delaware		001-39675	46-2405937
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

955 Perimeter Road
Manchester,	New Hampshire		03103
(Address of principal executive offices)			(Zip Code)
(603) 626-2300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALGM	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On September 29, 2022, Allegro MicroSystems, Inc. (the “Company”) entered into a Transition Agreement (the “Transition Agreement”) with Sanken Electric Co., Ltd. (“Sanken”). The Transition Agreement provides for the termination of the Distribution Agreement dated as of July 5, 2007, by and between the Company and Sanken (the “Distribution Agreement”) and sets forth the terms governing the collaboration between the parties to transition the marketing and sale of the Company’s products in Japan from Sanken to the Company during the twelve-month transition period beginning on September 29, 2022. Following the twelve-month transition period, both the Transition Agreement and the Distribution Agreement will terminate.

Under the terms of the Transition Agreement, Sanken will cease to place new orders for Company products and begin to transition existing orders for Company products to the Company, with all orders expected to be transferred by June 30, 2023. Sanken also agreed to continue to provide support to Company customers and logistical support to the Company during the transition period. In addition, in the Transition Agreement the Company and Sanken agreed to enter into a separate agreement regarding the transfer of inventory to the Company and a one-time payment to Sanken based on Sanken’s analysis of its inventory position of Company products as of December 23, 2022.

Sanken is the Company’s largest stockholder, holding a majority of the Company’s issued and outstanding common stock. The Transition Agreement was reviewed and approved by the Company’s Audit Committee of the Board of Directors pursuant to the Company’s Related Person Transaction Policy and Procedures.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 1.02    Termination of a Material Definitive Agreement.
The information set forth in Item 1.01 is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
Exhibit 10.1*	Transition Agreement by and among Allegro MicroSystems, Inc. and Sanken Electric Co., Ltd., dated as of September 29, 2022.
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
* Portions of this exhibit (indicated by “[XXX]”) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because they are both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGRO MICROSYSTEMS, INC.

Date:	October 3, 2022	By:	/s/ Sharon S. Briansky
Sharon S. Briansky
Senior Vice President, General Counsel and Secretary